EXHIBIT 8.1
LIST OF SUBSIDIARIES
The following is a list of Seapeak LLC's subsidiaries as at December 31, 2021:

Name of subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
SP Maritime (Canada) Inc.	Luxembourg	100%
Seapeak Maritime Operating L.L.C.	Marshall Islands	100%
Teekay Nakilat Holdings Corporation	Marshall Islands	100%
Teekay Nakilat Holdings (III) Corporation	Marshall Islands	100%
Seapeak Bahrain Operations L.L.C.	Marshall Islands	100%
Creole Spirit L.L.C.	Marshall Islands	100%
Oak Spirit L.L.C.	Marshall Islands	100%
Seapeak Vancouver LLC	Marshall Islands	100%
Bahrain Spirit L.L.C.	Marshall Islands	100%
Bermuda Spirit L.L.C.	Marshall Islands	100%
Sean Spirit L.L.C.	Marshall Islands	100%
Yamal Spirit L.L.C.	Marshall Islands	100%
Murex L.L.C.	Marshall Islands	100%
Macoma L.L.C.	Marshall Islands	100%
Magdala L.L.C.	Marshall Islands	100%
Myrina L.L.C.	Marshall Islands	100%
Megara L.L.C.	Marshall Islands	100%
Arctic Spirit L.L.C.	Marshall Islands	100%
Polar Spirit L.L.C.	Marshall Islands	100%
Taizhou Hull No. WZL 0501 L.L.C.	Marshall Islands	100%
Taizhou Hull No. WZL 0502 L.L.C.	Marshall Islands	100%
Taizhou Hull No. WZL 0503 L.L.C.	Marshall Islands	100%
DHJS Hull No. 2007-001 L.L.C.	Marshall Islands	100%
DHJS Hull No. 2007-002 L.L.C.	Marshall Islands	100%
Zhonghua Hull No. 451 L.L.C.	Marshall Islands	100%
Seapeak Maritime Holdco L.L.C.	Marshall Islands	100%
Teekay Tangguh Borrower L.L.C.	Marshall Islands	100%
Teekay Tangguh Holdings Corporation	Marshall Islands	100%
Seapeak Maritime Gas Group Ltd.	Marshall Islands	100%
Seapeak Maritime Project Services L.L.C.	Marshall Islands	100%
Sonoma L.L.C.	Marshall Islands	100%
Seapeak Maritime Chartering L.L.C.	Marshall Islands	100%
Teekay Luxembourg S.a.r.l.	Luxembourg	100%
Teekay Spain S.L.U.	Spain	100%
Naviera Teekay Gas, S.L.U.	Spain	100%
Naviera Teekay Gas II, S.L.U.	Spain	100%
Naviera Teekay Gas III, S.L.U.	Spain	100%
Naviera Teekay Gas IV, S.L.U.	Spain	100%
Teekay Nakilat Corporation	Marshall Islands	70%
Nakilat Holdco L.L.C.	Marshall Islands	70%
Al Areesh L.L.C.	Marshall Islands	70%
Al Daayen L.L.C.	Marshall Islands	70%
Al Marrouna L.L.C.	Marshall Islands	70%
Teekay BLT Corporation	Marshall Islands	70%
Teekay BLT Finance Corporation	Marshall Islands	70%
Teekay Nakilat (II) Limited	United Kingdom	70%
Tangguh Hiri Finance Limited	United Kingdom	70%
Tangguh Hiri Operating Limited	United Kingdom	70%
Tangguh Sago Finance Limited	United Kingdom	70%
Tangguh Sago Operating Limited	United Kingdom	70%